UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2008
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.
      On January 29, 2008, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 is being furnished to, but not filed with, the Securities and Exchange Commission.
ITEM 7.01. Regulation FD Disclosure.
     The information included in Exhibit 99.2 to this report will be available on the website of UDR, Inc.
ITEM 8.01. Other Events.
     On January 29, 2008, the Company announced that its Board of Directors has authorized the Company to repurchase up to 15 million shares of its common stock, effective immediately. The 15 million shares that the Company is authorized to repurchase under the stock repurchase program announced on January 29, 2008 is in addition to the remaining 6,885,500 shares of common stock that the Company is authorized to repurchase under its existing stock repurchase program approved by the Company’s Board of Directors in February 2006. The Company’s existing stock repurchase program approved in February 2006 will not be modified or superseded by the Company’s stock repurchase program announced on January 29, 2008.
     A copy of the press release relating to the Company’s stock repurchase program is attached as Exhibit 99.3 to this report and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Earnings press release dated January 29, 2008.

99.2	Materials regarding Portfolio Sale.

99.3	Press release dated January 29, 2008 regarding Stock Repurchase Program.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: January 29, 2008	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings press release dated January 29, 2008.

99.2	Materials regarding Portfolio Sale.

99.3	Press release dated January 29, 2008 regarding Stock Repurchase Program.